UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2007

Keane, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	001-7516	04-2437166
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

100 City Square, Boston, Massachusetts		02129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 241-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On February 6, 2007, Keane, Inc., a Massachusetts corporation (“Keane”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Caritor, Inc., a California corporation (“Caritor”), and Renaissance Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Caritor (the “Merger Sub”).  Under the Merger Agreement, the Merger Sub will be merged with and into Keane (the “Merger”), with Keane continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Caritor.  At the effective time of the Merger, each outstanding share of Keane common stock will be converted into the right to receive $14.30 in cash, without interest.  In addition, all outstanding options to purchase Keane common stock and all shares of restricted stock will become vested in full prior to the effective time of the Merger.  Any option not exercised prior to the effective time of the Merger will be cancelled in exchange for cash in an amount equal to the excess, if any, of the merger consideration per share of common stock over the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

Keane has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of Keane’s stockholders, Keane’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions, Keane’s agreement not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions.

The Merger Agreement has been approved by Keane’s board of directors.  Caritor has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement.  The aggregate proceeds of the commitments, together with the available cash of Caritor and the unrestricted cash, cash equivalents and marketable debt investments of Keane and its subsidiaries (net of any tax liabilities associated with making such unrestricted cash, cash equivalents and marketable debt investments available to pay the merger consideration), will be sufficient for Caritor to pay the aggregate merger consideration and all related fees and expenses.  Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including, among other things, the approval of the Merger Agreement by Keane’s stockholders and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The Merger Agreement contains certain termination rights of Caritor and Keane and provides that, upon the termination of the Merger Agreement under certain circumstances, Keane would be required to pay Caritor a termination fee of $26 million or Caritor would be required to pay Keane a termination fee of $26 million.  The Merger is expected to close in the second quarter of 2007.

Other than the Merger Agreement, there is no material relationship between Keane and either of Caritor or the Merger Sub.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of Keane holding in the aggregate 11,953,361 shares of Keane common stock, or approximately 20% of the outstanding shares of Keane common stock, entered into an agreement with Caritor and Keane (the “Voting Agreement”) pursuant to which, among other things, those stockholders agreed to vote their Keane shares to approve the Merger Agreement and against any other acquisition proposal and not to transfer or pledge any of their Keane shares or grant any proxies or powers of attorney with respect to their shares that are inconsistent with their obligations under the Voting Agreement.  The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Keane plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about Keane, the merger and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Keane through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Keane by contacting Larry Vale at 617-517-1290.

Keane, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Keane’s stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding Keane’s directors and executive officers is contained in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 6, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC, as well as Keane’s Current Reports on Form 8-K filed with the SEC on January 1, 2006, March 29, 2006, June 23, 2006, October 23, 2006 and January 25, 2007.  As of January 31, 2007, Keane’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 11.6 million shares, or 19%, of Keane’s common stock. You can obtain free copies of these documents from Keane using the contact information set forth above.  Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Report and the information incorporated by reference herein, regarding the proposed transaction between Keane and Caritor, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about Keane or Caritor managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions) should also be considered to be forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements.  Important factors that might cause such a difference include, but are not limited to, the ability of Keane to obtain stockholder approval of the merger; the possibility that the merger will not close or that the closing will be delayed; the challenges and costs of integrating the operations and personnel of Keane; and other events and factors disclosed previously and from time to time in Caritor’s and Keane’s filings with the Securities and Exchange Commission, including Keane’s Annual Report on Form 10-K for the year ended December 31, 2005.  Caritor and Keane disclaim any obligation to update any forward-looking statements after the date of this Report.

Item 5.01.              Changes of Control of Registrant.

If the Merger is consummated, there will be a change in control of Keane.  See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE, INC.

Date: February 8, 2007	By:	/s/ John J. Leahy
John J. Leahy
Executive Vice President of Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 6, 2007, among Caritor, Inc., Renaissance Acquisition Corp, Inc. and Keane, Inc. (1)

99.1	Voting Agreement, dated as of February 6, 2007, among Caritor, Inc., Keane, Inc. and the Stockholders (as defined therein) (1)

(1) The schedules to this agreement have been omitted from this filing.  Keane will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.